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                                                                   Exhibit 5.1

                          KEGLER, BROWN, HILL & RITTER
                        65 East State Street, Suite 1800
                              Columbus, Ohio 43215
                                 (614) 462-5400
                                 (614) 464-2634


                                December 11, 1997


Benton Oil and Gas Company
1145 Eugenia Place, Suite 200
Carpinteria, California  93013

         Re:      Exchange Offer

Dear Sirs:

         We have acted as counsel to Benton Oil and Gas Company., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance of up to $105,000,000 aggregate principal amount of the Company's 9-3/8% Senior Notes due 2007 (the "New Notes") registered under the Securities Act in exchange for up to $105,000,000 aggregate principal amount of the Company's outstanding 9-3/8% Senior Notes due 2007 (the "Old Notes"). The New Notes are issuable under an Indenture dated as of November 3, 1997 (the "Indenture") between the Company and First Trust of New York, National Association (the "Trustee").

         As counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate records and other instruments as we have deemed necessary or advisable for the purpose of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that, when (i) appropriate action is taken by the Company to authorize the issuance and to establish, in accordance with the Indenture, the form and terms of the New Notes, and (ii) the New Notes are duly executed under the Company's corporate seal, attested, issued and delivered by duly authorized officers of the Company and authenticated by the Trustee, all in accordance with such Company action and the terms of the Indenture, against surrender and cancellation of a like principal amount of Old Notes, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their
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terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, arrangement or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         To the extent relevant to the opinions set forth above, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a valid and binding obligation of the Trustee; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         We are members of the bar of the State of Ohio and the foregoing opinion is limited to matters arising under the laws of the State of Ohio and the General Corporation Law of the State of Delaware, and we express no opinion with respect to matters arising under the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and any amendments thereto.

                                       Very truly yours,
                                       KEGLER, BROWN, HILL & RITTER CO., L.P.A.

                                       By:          /s/ Jack A. Bjerke
                                           ------------------------------------
                                              Jack A. Bjerke, Vice President